CR-2019-003283

IN THE HIGH COURT OF JUSTICE
BUSINESS AND PROPERTY
COURTS OF ENGLAND & WALES
COMPANIES COURT (ChD)

MR JUSTICE NORRIS

1 9 JUL 2019 [date in seal]

IN THE MATTER OF PATAGONIA GOLD PLC

-and-

IN THE MATTER OF THE  COMPANIES ACT 2006

_______________________________________________

ORDER
_______________________________________________

UPON THE APPLICATION by Part 8 Claim Form dated 11 June 2019 of the above-named Patagonia Gold pic (the "Company") whose registered office is situation at 11-12 St. James's Square, London, England SW1Y 4LB and whose registered number is 03994744;

AND UPON HEARING Andrew Thornton, Counsel for the Company;

AND UPON READING the Claim Form and the evidence;

AND  UPON Hunt Mining Corp., by Counsel for the Company,  being its Counsel for this purpose,  undertaking to be bound by the scheme of arrangement dated  20 June 2019 hereinafter sanctioned (the "Scheme") and undertaking to execute and do and procure to be executed and done all such documents, acts or things which may be necessary or desirable to be executed  or done by or on its behalf for the purpose of giving effect to the said Scheme;

THE COURT SANCTIONS the Scheme as set forth in the Schedule hereto;

AND IT IS ORDERED that a copy of this Order be delivered to the Registrar of Companies.

Dated 19 July 2019

SCHEDULE
THE SCHEME

CR - 2019 - 003283
IN THE HIGH COURT OF JUSTICE
BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES
COMPANIES COURT (ChD)

IN THE MATTER OF PATAGONIA GOLD PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEMEOFARRANGEMENT
(under Part 26 of the Companies Act 2006)

between PATAGONIA

GOLD PLC AND

THE HOLDERS OF THE SCHEME SHARES
(as hereinafter defined)

PRELIMINARY

 Definitions
In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

"Business Day"	a day (other than Saturdays, Sundays and public holidays in London, and/or Canada, as applicable) on which banks are open for general commercial business;

"certificated form" or "in certificated form"	the description of a share or other security which is not in uncertificated form (that is, not in CREST);

"Code"	the City Code on Takeovers and Mergers in the UK;

"Companies Act"	the Companies Act 2006 as amended from time to time;

"Connected Adviser"	has the meaning given in the Code;

"Court"	the High Court of Justice in England and Wales;

"Court Hearing"	the hearing by the Court to consider whether to sanctions the Scheme under Part 26 of the Companies Act;

"CREST"	the computerised settlement system (as defined in the Uncertificated Securities Regulations 2001 (SI2001/3755) (as amended)) operated by Euroclear which facilitates the transfer of title to shares in uncertificated form;

Depositary Interest"	means a depositary interest issued by Computershare Investor Services PLC whereby Computershare Company Nominees Limited, as the nominated custodian, will hold overseas securities on trust for the CREST member to whom it has issued a depositary interest;

"DRS Advice"	a direct registration system advice evidencing the electronic registration of ownership of the Hunt Shares;

"Effective"	in the context of the Offer:

(i) if the Offer is implemented by way of the Scheme, means the Scheme having become Effective pursuant to its terms; or

(ii) If the Offer is implemented by way of a Takeover Offer, such offer having become or been declared unconditional in all respects in accordance with its terms;

"Effective Date"
the date on which the Scheme becomes effective in accordance with its terms or, if Hunt elects and the Panel consents to implement the Offer by way of a Takeover Offer, the date on which the Takeover Offer is declared or becomes unconditional in all respects in accordance with the requirements of the Code;

"Euroclear"	Euroclear UK & Ireland Limited;

"Exchange Ratio"	10.7619163630636 New Hunt Shares for each Scheme Share;

"Excluded Share"	any Patagonia Gold Share which is controlled by or registered in the name of or is beneficially owned by any member of the Hunt Group at the Scheme Record Time;
"Holder"	a registered holder and includes any person entitled by transmission;

"Hunt”	Hunt Mining Corp.;

"Hunt Shares"	the allotted and issued and fully paid and non-assessable common shares in the capital of Hunt;

"Longstop Date"	30 November 2019 or such later date (if any) as Hunt and Patagonia Gold may agree and (if required) the Court and the Panel may allow;

"New Hunt Shares"	the new Hunt Shares proposed to be allotted and issued to Scheme Shareholders in connection with the Offer, being 254,355,192 Hunt Shares;

"Offer”
the recommended share for share exchange offer being made by Hunt to acquire the entire issued and to be issued ordinary share capital of Patagonia Gold to be implemented by means of the Scheme and, where the context admits, any subsequent revision, variation, extension or renewal thereof;

"Panel"	the Panel on Takeovers and Mergers in the UK;

"Restricted Overseas Shareholder"
Patagonia Gold Shareholders resident in, or nationals or citizens of, Restricted Jurisdictions, or who are nominees or custodians, trustees or guardians for, citizens, residents or nationals of such Restricted Jurisdictions;

"Restricted Jurisdiction"
any jurisdiction where the extension or availability of the Offer to Patagonia Gold Shareholders generally in such jurisdiction would contravene any applicable law, including, without limitation, Australia, Japan, the Republic of South Africa and the United States;

"Scheme"	the scheme of arrangement in its present form or with or subject to any modification, addit1on or condition approved or imposed by the Court and agreed by Hunt and Patagonia Gold;

"Scheme Document"	this document;

"Scheme Record Time"	6.00 p.m. on the Business Day in London immediately prior to the Effective Date;

"Scheme Shareholders"	the holders of the Scheme Shares;
"Scheme Shares"	the Patagonia Gold Shares:

(i) in issue at the date of this Scheme Document and which remain in issue at the Scheme Record Time;

(ii) if any, issued after the date of this Scheme Document but before the Scheme Voting Record Time and which remain in issue at the Scheme Record Time; and

(iii)
if any, issued at or after the Scheme Voting Record Time but at or before the Scheme Record Time on terms that the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Scheme Record Time, in each case, other than any Excluded Shares or any Patagonia Gold Shares held in treasury;

"Scheme Voting Record Time"	6.00 p.m. on the day which is two days before the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned Court Meeting;

"Takeover Offer"	as defined in section 974 of the Companies Act;

"Patagonia Gold"	Patagonia Gold pic;

"Patagonia Gold Shares"
the existing unconditionally allotted and issued and fully paid ordinary shares of 1 penny each in the capital of Patagonia Gold and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes effective; and

"uncertificated form" or "in uncertificated form"	a share or other security recorded on the relevant register as being held in uncertificated form in CREST, and title to which, by virtue of the CREST Regulations, may be transferred by means of CREST.

References to clauses and sub-clauses are to clauses and sub-clauses of this Scheme.

(A)
The issued share capital of Patagonia Gold as at the close of business on 19 June 2019 (being the latest practicable date prior to the publication of this Scheme Document} was 23,634,749 ordinary shares of one penny eac.h, none of which were held in treasury.

(B)	As at 19 June 2019 (being the latest practicable date prior to the publication of th1s Scheme Document}, Hunt owned no Patagonia Gold Shares.

(C)
Hunt has agreed to undertake to the Court to be bound by the provisions of this Scheme and to execute and do or procure to be executed and done all such documents,  acts and things as may be necessary or desirable to be executed or done by it or on its behalf for the purpose of giving effect to this Scheme.

(D)
Hunt will advise the Court through counsel that it will rely upon the Court's sanctioning of this Scheme for the purpose of qualifying for the exemption from the registration requirements of the US Securities Act of 1933, as amended, afforded by section 3(a}(10) thereunder w1th respect to the New Hunt Shares to be issued in the United States pursuant to this Scheme.

(E)	References to times are to London time.

1. Transfer of Scheme Shares

1.1  Upon and with effect from the Effective Date, Hunt shall acquire all the Scheme Shares fully paid up and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature whatsoever (except arising by operation of law) and together with all rights attaching or accruing to them, including voting rights and the nght to receive and retain in full all dividends and other distributions (if any) declared, paid or made on or after the Effective Date.

1.2  For such purposes, the Scheme Shares shall be transferred to Hunt (and/or its nominee(s)) and to give effect to such transfer any person may be appointed by Hunt as agent and will be authorised as such agent on behalf of the relevant holder of Scheme Shares to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer or procure the transfer by means of CREST of such Scheme Shares and every form, instrument or instruction of transfer so executed shall be effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred.

1.3  Pending the registration of Hunt (and/or its nominee(s)) as the holder of the Scheme Shares pursuant to clauses 1.1 and 1.2 of the Scheme each Scheme Shareholder irrevocably:

(1)	appoints Hunt (or its nominee(s)) as its attorney to exercise any voting rights attached to the Scheme Shares and any or all rights and privileges attaching to the Scheme Shares;
(2)
appoints Hunt (or its nominee(s)) as its attorney to sign any consent to short notice of any general meeting of Patagonia Gold and on their behalf to execute a form of proxy in respect of such Scheme Shares appointing any person nominated by Hunt to attend general meetings of Patagonia Gold;

(3)	agrees to hold any distribution or other benefit accruing or payable on the Scheme Shares on trust for Hunt; and
(4)	authorises and instructs Patagonia Gold to send to Hunt any notice, circular, warrant or other document or communication which Patagonia Gold sends to its shareholders.

2. Consideration for the transfer of the Scheme Shares
2.1   In consideration for the transfer of the Scheme Shares to Hunt as contemplated in clause 1 of this Scheme, Hunt shall, subject as hereinafter provided, allot and issue to or for the benefit of each Scheme Shareholder, New Hunt Shares on the fOllowing basis:

for each Scheme Share held by such person approximately 10.76 New Hunt Shares

(with 6 August 2019 being the latest date for the settlement of New Hunt Shares under clause 4 of the Scheme, assuming that the Scheme becomes Effective on 22 July 2019).

2.2   Hunt reserves the right to reduce the consideration payable under the OffE;r in respect of a Scheme Share by making an adjustment to the Exchange Ratio so as to reduce the implied value under the terms of the Offer by an amount up to the amount of any dividend or distribution. To the extent that such a dividend or distribution has been declared, paid, made or is payable or will be: (i) transferred pursuant to the Offer on a basis which entitles Hunt to receive the dividend or distribution and to retain it; or (ii) cancelled, the Exchange Ratio will not be subject to any such change.

2.3   Fractional entitlements to New Hunt Shares for each Scheme Shareholder will be rounded down to an integral number and will not be allotted or issued to holders of Scheme Shares pursuant to the Scheme. These fractional entitlements will be aggregated and shall, on a reasonable basis, be sold for the benefit of the Scheme Shareholders. The equivalent of the net proceeds of such sale of New Hunt Shares (after deduction of brokerage charges and associated expenses) will be paid to the Scheme

Shareholders pro-rated to their holdings of Patagonia Gold Shares at the Scheme Record Time as soon as practicable after receipt, except that if the aggregate amount due to any Scheme Shareholder in respect of the amounts due to him/it in respect of fractional entitlements to New Hunt Shares is less than £5.00 such sum will not be distributed but will instead be aggregated and accrued to the benefit of Hunt. Neither Hunt nor any other person shall be responsible or have any liability whatsoever for any loss or damage (actual or alleged) arising from the terms or the timing of the sales or the sales or any failure to sell fractional entitlements to New Hunt Shares.

3. Share certificates and cancellation of CREST entitlements
With effect from and including the Effective Date:

(1)
all certificates representing Scheme Shares shall cease to have effect as documents of title to the Scheme Shares comprised there1n and every holder of Scheme Shares shall be bound, at the request of Hunt, to deliver up the same to Hunt, or, as it may direct, to destroy the same;

(2)	Euroclear shall be instructed to cancel the entitlements to Scheme Shares of Scheme Shareholders in uncertificated form; and

(3)	appropriate entries shall be made in the register of members of Patagonia Gold on the Effective Date to reflect the transfer pursuant to Clause 1.

4. Settlement
4.1   Settlement of the consideration due to Scheme Shareholders under Clause 2.1 shall be effected as follows:

(A)  where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, Hunt shall procure that the entitlement to New Hunt Shares will be effected by the despatch of DRS Advices representing the New Hunt Shares to which the relevant Scheme Shareholder is entitled, by first class post as soon as practicable after the Effective Date, and in any event within 14 days of the Effective Date;

(8)   where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in uncertificated form, settlement of entitlements to New Hunt Shares will be effected through CREST by way of Depositary Interests. Hunt shall procure that Computershare Company Nominees Limited as Depositary is issued the New Hunt Shares to which such Scheme Shareholders are entitled and shall procure that Computershare Company Nominees Limited is instructed to credit the appropriate stock accounts in CREST of the relevant Scheme Shareholder with Depositary Interests representing the New Hunt Shares to which each such Scheme Shareholder is entitled as sooA as practicable after the Effective Date, and in any event within 14 days of the Effective Date, provided that Hunt reserves the right to settle all or part of such consideration in the manner set out in Clause 4.-1 (A) if, for reasons outside its reasonable control, it is not able to effect settlement in accordance with this Clause 4.1(8).

5. Overseas Shareholders
The provisions of Clauses 2, 3 and 4 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if in the case of any Scheme Shareholder, Hunt is advised that the law of a country or territory outside the United Kingdom precludes the allotment, issue or delivery to it of New Hunt Shares under Clause 4 except, after compliance by Patagonia Gold or Hunt (as the case may be) with any governmental or other consent or any registration, filing or other formality with which Patagonia Gold or Hunt (as the case may be) is unable to comply or compliance with which Hunt regards as unduly onerous, then:

(i)      Hunt may, in its sole discretion, determine that the New Hunt Shares shall not be allotted and issued to a Scheme Shareholder to whom Clause 5 applies; and

(ii)     Hunt shall be entitled to treat such Scheme Shareholder as a Restricted Overseas Shareholder.

In such case, and in the case of any Scheme Shareholder determined by Hunt to be a Restricted Overseas Shareholder, the New Hunt Shares which would have been issued to such Scheme Shareholder shall instead be issued to a nominee appointed by Hunt on behalf of such Scheme

Shareholder on terms that the nominee shall, as soon as reasonably practicable following the Effective Date, sell those New Hunt Shares so issued with the net proceeds of such sale being remitted to the Restricted Overseas Shareholder.

6. Dividend mandates
All mandates relating to the payment of dividends on any Scheme Shares and other instructions given to Patagonia Gold by Scheme Shareholders in force at the Scheme Record Time shall, as from the Effective Date, cease to be valid, except to the extent that a Scheme Shareholder already holds Hunt Shares at the Scheme Record Time (and the registrars of Hunt are able to match such holdings), in which case any mandates and instructions in relation to those existing Hunt Shares will also apply to the New Hunt Shares issued to that Scheme Shareholder.

7. Operation of the Scheme

(1)	Once sanctioned by the Court pursuant to Part 26 of the Companies Act at the Court Hearing, this Scheme will become effective on the Effective Date.

(2)	Unless this Scheme has become effective on or before 5.00 p.m. on the Longstop Date, this Scheme shall never become effective.

8. Modification
Patagonia Gold and Hunt may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose. Any such modification or addition may require the consent of the Panel.

9. Governing law
This Scheme is governed by English law, specifically, Part 26 of the Companies Act, and is subject to the jurisdiction of the courts of England and Wales. The rules of the Code will also apply to this Scheme on the basis provided in the Code.

Dated: 20 June 2019